SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  Bunge Limited
             (Exact name of registrant as specified in its charter)

               Bermuda                                     not applicable
(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)

             50 Main Street
         White Plains, New York                                10606
(Address of principal executive offices)                     (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                    Name of each exchange on which
           to be so registered:                  each class is to be registered:

 Common Shares, Par Value $.01 Per Share              New York Stock Exchange
Series A Preference Share Purchase Rights             New York Stock Exchange

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates:

         333-65026

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------


         A description of the Common Shares and Series A Preference Share Purchase Rights to be registered hereunder is set forth under the caption "Description of Share Capital" in the Registrant's registration statement on Form F-1, file no. 333-65026, filed with the Securities Exchange Commission on July 13, 2001, as amended, (the "Registration Statement"), which description is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.


Item 2.  Exhibits.
         --------


         The securities to be registered are to be listed on The New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are listed. Accordingly, the following exhibits are also being filed with the NYSE:

         1.  Memorandum of Association of the Registrant, as set forth in
             Exhibit 3.1 to the Registration Statement and incorporated by reference herein.

         2. Bye-Laws of the Registrant, as set forth in Exhibit 3.2 to the Registration Statement and incorporated by reference herein.

         3. Form of Common Share Certificate, as set forth in Exhibit 4.1 to the Registration Statement and incorporated by reference herein.

         4. Form of Shareholder Rights Plan, as set forth in Exhibit 4.2 to the Registration Statement and incorporated by reference herein.

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


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              BUNGE LIMITED

Date:   July 30, 2001

                                              By: /s/ William M. Wells
                                                  --------------------------
                                              Name:   William M. Wells
                                              Title:  Chief Financial Officer

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